UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2011

GLOBE SPECIALTY METALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34420	20-2055624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 250 West 34th Street, Suite 4125

New York, New York 10119

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 798-8122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On May 27, 2011, Globe Specialty Metals, Inc. (the “Company”), entered into the following three related purchase agreements in connection with the purchase by the Company of certain coal mining properties and operations: (i) Membership Interest Purchase Agreement dated May 27, 2011 by and among Globe BG, LLC, a wholly-owned subsidiary of the Company and NGPC Asset Holdings II, LP and NGP Capital Resources Company, and certain other parties thereto, related to the purchase by Globe of 100% of the membership interests of Alden Resources, LLC; (ii) Membership Interest Purchase Agreement dated May 27, 2011 by and among Globe BG, LLC, a wholly-owned subsidiary of the Company and NGPC Asset Holdings II, LP and NGP Capital Resources Company, related to the purchase by Globe of 100% of the membership interests of Gatliff Services, LLC and (iii) Purchase Agreement dated May 27, 2011 by and among the Company, Globe BG, LLC, a wholly-owned subsidiary of the Company and NGP Capital Resources Company, related to the purchase of certain royalty interests held by NGP Capital Resources Company (collectively, the “Purchase Agreements”).

The aggregate purchase price being paid by the Company pursuant to the Purchase Agreements is $73.2 million plus an additional $6.8 million that could be payable to NGP Capital Resources Company pursuant to an earn-out payment upon the achievement of certain operational conditions.  The Purchase Agreements contain customary representations, warranties, covenants and indemnities for transactions of this nature and the closing of each transaction is subject to certain closing conditions, including each transaction being subject to the closing of the other transactions.  The transactions will close once all of the conditions are satisfied and/or waived.

The foregoing description of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreements, copies of which are filed as Exhibits 2.1 to 2.3 hereto and are incorporated herein by reference.  The Purchase Agreements contain representations and warranties the parties thereto made to and solely for the benefit of each other, and such representations and warranties should not be relied upon by any other person.  The assertions embodied in those representations and warranties were made solely for the purposes of the Purchase Agreements and are subject to important qualifications and limitations agreed to by and between the Company and the other parties thereto in connection with negotiating the Purchase Agreements.  Accordingly, security holders should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date because such representations and warranties are modified in important part by the underlying disclosure schedules, are subject to a contractual standard of materiality different from that generally applicable to security holders and were used only for the purpose of conducting certain limited due diligence inquiries and not for establishing all material facts with respect to the matters addressed.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

2.1	Membership Interest Purchase Agreement dated May 27, 2011 related to Alden Resources, LLC*

2.2	Membership Interest Purchase Agreement dated May 27, 2011 related to Gatliff Services, LLC*

2.3	Purchase Agreement dated May 27, 2011*

99.1	Press Release dated June 3, 2011

*  Certain exhibits and schedules have been omitted from this filing. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE SPECIALTY METALS, INC.
Dated: June 3, 2011	By:	/s/ Stephen Lebowitz
		Name:	Stephen Lebowitz
		Title:	Chief Legal Officer

Exhibit Index

Exhibit No.                 Description

2.1	Membership Interest Purchase Agreement dated May 27, 2011 related to Alden Resources, LLC*

2.2	Membership Interest Purchase Agreement dated May 27, 2011 related to Gatliff Services, LLC*

2.3	Purchase Agreement dated May 27, 2011*

99.1	Press Release dated June 3, 2011

*  Certain exhibits and schedules have been omitted from this filing. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.